UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2020

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On June 3, 2020, Columbia Sportswear Company (the “Company”) held its virtual 2020 Annual Shareholders Meeting (the “Annual Meeting”).
At the Annual Meeting, the Company’s shareholders, upon recommendation from the Company’s Board of Directors (the “Board”), approved the Company’s 2020 Stock Incentive Plan (the “2020 Stock Plan”). On April 9, 2020, the Board unanimously approved the 2020 Stock Plan, subject to approval by our shareholders at the Annual Meeting, to replace the Company’s existing stock incentive plan, the Columbia Sportswear Company 1997 Stock Incentive Plan, as previously amended (the “1997 Stock Plan”). The 2020 Stock Plan became effective on June 3, 2020, immediately following the Annual Meeting (the “Effective Date”).
The terms and conditions of awards previously granted under the 1997 Stock Plan are not affected by the approval of the 2020 Stock Plan. The 1997 Stock Plan will remain effective with respect to the awards granted under the 1997 Stock Plan. After the Effective Date, no new awards will be granted under the 1997 Stock Plan.
The purpose of the 2020 Stock Plan is to attract and retain employees providing services to the Company (or to any parent or subsidiary of the Company) and knowledgeable, independent non-employee directors of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders. The 2020 Stock Plan provides for equity-based awards covering up to 3 million shares of Columbia Sportswear Company common stock (“common stock” or “shares”), plus up to an aggregate maximum of 1.5 million shares previously authorized for issuance under the 1997 Stock Plan that as of the Effective Date are available for issuance or that cease to be subject to awards under the 1997 Stock Plan following the Effective Date. The Board has delegated authority for administration of the 2020 Stock Plan to the Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The 2020 Stock Plan also limits cash compensation and stock awards payable to our non-employee directors.
This summary of the 2020 Stock Plan is qualified in its entirety by reference to the full text of the 2020 Stock Plan, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein. A more detailed description of the 2020 Stock Plan can also be found in “Proposal 4 – Approval of the 2020 Stock Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2020.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The total number of shares of the Company’s common stock voted virtually or by proxy at the Annual Meeting was 64,359,151, representing approximately 97.34% of the 66,117,755 shares outstanding and entitled to vote at the Annual Meeting. The following matters were submitted to a vote of the shareholders, the results of which were as follows:
1.Election of Directors. The following persons were elected as directors of the Company by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Timothy P. Boyle	61,124,677	1,386,686	1,847,788
Stephen E. Babson	60,578,146	1,933,217	1,847,788
Andy D. Bryant	61,009,798	1,501,565	1,847,788
Walter T. Klenz	60,560,231	1,951,132	1,847,788
Kevin Mansell	62,253,678	257,685	1,847,788
Ronald E. Nelson	62,250,683	260,680	1,847,788
Sabrina L. Simmons	62,263,847	247,516	1,847,788
Malia H. Wasson	62,264,490	246,873	1,847,788

2.Ratification of Deloitte & Touche LLP. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020 was approved as follows:

For	Against	Abstentions
63,452,684	890,466	16,001

3.Approval of Executive Compensation. The proposal to approve, by non-binding vote, executive compensation passed with the following votes:

For	Against	Abstentions	Broker Non-Votes
62,134,095	335,924	41,344	1,847,788

4.Approval of the Columbia Sportswear Company 2020 Stock Incentive Plan. The proposal to approve the Columbia Sportswear Company 2020 Stock Incentive Plan passed with the following votes:

For	Against	Abstentions	Broker Non-Votes
57,075,942	5,398,939	36,482	1,847,788

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1
Columbia Sportswear Company 2020 Stock Incentive Plan ("2020 Stock Incentive Plan") (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 4, 2020) (File No. 333-238935)

10.2	Form of Nonstatutory Stock Option Agreement for stock options granted under the Company's 2020 Stock Incentive Plan

10.3	Form of Restricted Stock Units Award Agreement for restricted stock units granted under the Company's 2020 Stock Incentive Plan)

10.4	Form of Performance-Based Restricted Stock Units Award Agreement for performance-based restricted stock units granted under the Company's 2020 Stock Incentive Plan

10.5	Form of Long-Term Incentive Cash Award Agreement for cash awards granted under the Company's 2020 Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: June 4, 2020	By:	/S/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary